EXHIBIT 99.1



         U.S. AGGREGATES DELAYS DATE OF SPECIAL MEETING OF STOCKHOLDERS
                            UNTIL SEPTEMBER 20, 2001



San Mateo, CA, August 23, 2001 --U.S. Aggregates, Inc. (NYSE: AGA), a producer of aggregates, today announced that it was delaying the date of its Special Meeting of Stockholders to September 20, 2001 to allow for a full review of its preliminary proxy statement by the Securities and Exchange Commission. The Company had previously announced that the meeting would take place on August 21, 2001. In connection with such change in the meeting date, the Company announced that stockholders of record at the close of business on August 24, 2001 will be entitled to notice of and to vote at the meeting and at any continuance or adjournment thereof.

Founded in 1994, U.S. Aggregates, Inc. ("USAI") is a producer of aggregates. Aggregates consist of crushed stone, sand and gravel. The Company's products are used primarily for construction and maintenance of highways and other infrastructure projects as well as for commercial and residential construction. USAI serves local markets in nine states in two fast growing regions of the U.S., the Mountain states and the Southeast. For more information on U.S Aggregates please visit the Company's Web site at www.usaggregates.com.

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